NOTICE OF STOCK OPTION GRANT WEWORK INC. 2015 EQUITY INCENTIVE PLAN The Optionee named below (“Optionee”) has been granted an option (this “Option”) to purchase shares of Class A Common Stock (the “Common Stock”) of WeWork Inc. (the “Company”), pursuant to the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) on the terms, and subject to the conditions, described below and in the Stock Option Agreement attached hereto as Exhibit A, including its exhibits and annexes (the “Award Agreement”). Optionee: [Full Name] Grant Date: [Month Day, Year] Maximum Number of Shares Subject to Option: [Number] Exercise Price Per Share: USD $[Exercise Price] Type of Option: [Nonqualified Stock Option][Incentive Stock Option] Expiration Date: The date ten (10) years after the Grant Date set forth above, subject to earlier expiration in the event of Optionee’s termination of employment or other service relationship with the Company as provided in Section 3 of the Award Agreement. Vesting and Exercisability: Subject to Section 3 of the Award Agreement, this Option will become exercisable during its term with respect to any underlying shares that become vested in accordance with the following schedule: [Insert]. Additional Terms & Acknowledgement: The Optionee and the Company agree that the Option is granted under and governed by this Notice of Stock Option Grant (“Grant Notice”) and by the provisions of the Plan and the Award Agreement. The Plan and the Award Agreement are incorporated herein by reference. The Optionee acknowledges receipt of a copy of this Grant Notice, the Plan and the Award Agreement, represents that the Optionee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their respective terms and conditions. Notwithstanding anything in the prior sentence, if the Optionee has not actively accepted the Option within 3 months of the Grant Date, the Optionee is deemed to have Exhibit 10.8

2 accepted the Option, subject to all of the terms and conditions in this Grant Notice, the Plan and the Award Agreement. This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By the Optionee’s acceptance hereof (whether written, electronic or otherwise), the Optionee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Optionee accepts the electronic delivery of any documents that the Company (or any third party the Company may designate), may deliver in connection with this grant (including the Plan, this Grant Notice, the Award Agreement, the information described in Rules 701(e)(2), (3), (4) and (5) under the Securities Act, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company. WEWORK INC. Signature Name: Title: [OPTIONEE Signature Name: ]1 [By clicking the applicable acceptance box on the Shareworks platform, or any successor or replacement platform or system thereto, Optionee agrees to all of the terms and conditions described in this Grant Notice, the Award Agreement and the Plan.]2 ATTACHMENTS: Exhibit A – Stock Option Agreement 1 Note to Draft: To use for Israel grantees and Argentina grantees. 2 Note to Draft: To use for all other grantees.

EXHIBIT A STOCK OPTION AGREEMENT WEWORK INC. 2015 EQUITY INCENTIVE PLAN This Stock Option Agreement, including its exhibits and annexes (this “Agreement”), is made and entered into as of the grant date (the “Grant Date”) set forth on the Notice of Stock Option Grant attached as the facing page to this Agreement (the “Grant Notice”) by and between WeWork Inc. (the “Company”) and the optionee named on the Grant Notice (“Optionee”). Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) or the Grant Notice, as applicable. 1. GRANT OF OPTION. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total maximum number of shares of Class A Common Stock of the Company (the “Common Stock”) set forth in the Grant Notice (the “Shares”) at the Exercise Price Per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan. If designated as an Incentive Stock Option in the Grant Notice, this Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, except that if Optionee is not subject to U.S. income tax on the Grant Date, then this Option shall be a Nonqualified Stock Option. 2. EXERCISE PERIOD. 2.1 Exercise Period of Option. Subject to Section 3, this Option will become exercisable during its term with respect to the Shares that have become vested in accordance with the vesting schedule set forth in the Grant Notice. Except as set forth in Section 3, this Option will cease vesting as of the date of Optionee’s termination of employment or other service relationship with the Company, and Optionee may not exercise this Option with respect to any Shares that are unvested as of such date. 2.2 Expiration. The Option shall expire on the Expiration Date set forth in the Grant Notice (the “Expiration Date”) or earlier as provided in Section 3 below. 3. TERMINATION. 3.1 Termination for Any Reason Except Death, Disability or Cause. Except as provided in Section 3.2 in a case in which Optionee dies within three (3) months after Optionee is Terminated other than for Cause, if Optionee is Terminated for any reason (other than Optionee’s death or Disability or for Cause), then (a) this Option shall expire on Optionee’s Termination Date with respect to any Shares that are unvested and may not be exercised with respect to any such Shares and (b) this Option, to the extent (and only to the extent) that it is vested and exercisable on Optionee’s Termination Date, may be exercised by Optionee until the date that is three (3)

4 months after Optionee’s Termination Date (but in no event may this Option be exercised after the Expiration Date). 3.2 Termination Because of Death or Disability. If Optionee is Terminated because of Optionee’s death or Disability (or if Optionee dies within three (3) months after the date of Optionee’s Termination for any reason other than for Cause), then (a) this Option shall expire on Optionee’s Termination Date with respect to any Shares that are unvested and may not be exercised with respect to any such Shares and (b) this Option, to the extent (and only to the extent) that it is vested and exercisable on Optionee’s Termination Date, may be exercised by Optionee (or Optionee’s legal representative) until the date that is twelve (12) months after Optionee’s Termination Date, but in no event later than the Expiration Date. If designated as an Incentive Stock Option in the Grant Notice, this Option will be deemed a Nonqualified Stock Option with respect to any exercise of this Option beyond (i) three (3) months after the date Optionee ceases to be an employee when Optionee’s Termination is for any reason other than Optionee’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the date Optionee ceases to be an employee when the termination is for Optionee’s disability, within the meaning of Section 22(e)(3) of the Code. 3.3 Termination for Cause. If Optionee is Terminated for Cause, then Optionee’s right to exercise this Option shall terminate immediately upon the Termination Date, and this Option shall expire on Optionee’s Termination Date, or at such later time and on such conditions as may be affirmatively determined by the Committee. Notwithstanding anything in the Plan to the contrary, “Cause” shall have the meaning ascribed to such term in the Optionee’s employment or service agreement with the Company or Affiliate thereof. If no such agreement is in effect for the Optionee, or such agreement does not contain a definition of such term, then “Cause” shall mean: (i) an Optionee’s gross negligence or gross misconduct in the performance of the Optionee’s employment duties; (ii) an Optionee’s refusal or willful failure to substantially perform his or her duties to the Company; (iii) an Optionee’s dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company or its affiliates; (iv) an Optionee’s violation of a confidentiality, non-solicitation, non-competition, or non- disparagement obligation to the Company or its affiliates, whether pursuant to agreement, policy or otherwise; (v) an Optionee’s improper disclosure of proprietary information or trade secrets of the Company, its affiliates or their business; (vi) an Optionee’s falsification of any records or documents of the Company or its affiliates; (vii) an Optionee’s material non-compliance with a law or regulatory rule applicable to the Company’s business or any material Company policy, including but not limited to the Company’s Workplace Conduct and Code of Ethics; (viii) an Optionee’s indictment for a felony or crime involving moral turpitude; (ix) an Optionee’s engaging in behavior that risks harm to the reputation of the Company or its affiliates or puts the Optionee at material risk of being prohibited from working for the Company; (x) other willful action that is materially harmful to the business, interests or reputation of the Company or its affiliates; or (xi) an Optionee’s failure to improve the Optionee’s work performance to an acceptable level after the Optionee was warned by the Company in writing as to the Optionee’s unsatisfactory performance. Whether an Optionee’s termination of employment constitutes a termination for Cause shall be determined by the Company in its sole discretion. The foregoing definition of “Cause” applies for all purposes of this Plan, regardless of whether a different definition of “cause” or similar term is set forth in any offer letter, employment agreement, severance agreement or similar agreement between an Optionee and the Company.

5 3.4 Post-Termination for Cause Determination. In the event that the Optionee’s employment or other service relationship with the Company terminates for a reason other than for Cause and the Company subsequently determines in good faith that either (a) the Optionee breached, at any time, any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company or its Affiliates, as applicable, which breach (if curable) is not cured within ten (10) days written notice thereof or (b) a termination for Cause would have been warranted based on acts or omissions that occurred prior to termination but became known to the Company thereafter, this Option shall be immediately forfeited by Optionee and cancelled as of such date of determination with respect to all then-remaining Shares. For purposes of this Section 3.4, acts or omissions will be deemed known to the Company if the head of the Company’s Legal or Human Resources departments knew, or reasonably should have known, about such act or omission. 3.5 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate to terminate Optionee’s employment or other relationship at any time, with or without Cause. 4. ACQUISITIONS OR OTHER COMBINATIONS. In the event of an Acquisition or Other Combination, this Option shall be treated in accordance with the provisions of Section 11 (Corporate Transactions) of the Plan. 5. MANNER OF EXERCISE. 5.1 Stock Option Exercise Notice and Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death or incapacity, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Stock Option Exercise Notice and Agreement in such form as may be approved by the Committee from time to time (the “Exercise Agreement”) and payment for the Shares being purchased in accordance with this Agreement. The Exercise Agreement shall set forth, among other things, (i) Optionee’s election to exercise this Option, (ii) the number of Shares being purchased, (iii) any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws in connection with any exercise of this Option and (iv) any other agreements required by the Company. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise this Option and such person shall be subject to all of the restrictions contained herein as if such person were Optionee. 5.2 Conditions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the holders of capital stock of the Company. Notwithstanding any other provision of the Plan or this Agreement, this Option may not be exercised if such exercise, the issuance of such Shares upon such exercise and/or the method of payment of consideration for such Shares would require approval or other clearance from any local, state or federal U.S. governmental agency or any foreign governmental authority, or would constitute a violation of any applicable securities or exchange control laws, including any applicable foreign or U.S. federal or state securities laws or any other law or regulation, such as any rule under Part

6 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the applicable securities or exchange control laws. Subject to compliance with applicable securities and exchange control laws, this Option shall be deemed to be exercised upon receipt by the Company of the executed Exercise Agreement accompanied by full payment of the Exercise Price and the satisfaction of any applicable income tax, social contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee or deemed by the Company or the Employer in their discretion to be an appropriate charge to the Optionee even if not legally applicable to the Company or the Employer (“Tax- Related Items”). 5.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check or wire transfer), or where permitted by law: (a) by cancellation of indebtedness of the Company owed to Optionee; (b) if approved by the Committee in advance, by surrender of shares of the Company that are free and clear of all security interests, pledges, liens, claims or encumbrances and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Optionee in the public market; (c) if approved by the Committee in advance, by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan; (d) provided that a public market for the Common Stock exists and subject to compliance with applicable law, by exercising as set forth below, through a “same day sale” commitment from Optionee and a broker-dealer whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or (e) by any combination of the foregoing or any other method of payment approved by the Committee that constitutes legal consideration for the issuance of Shares. 5.4 Responsibility for Taxes. Optionee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for

7 Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax- Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to the relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax- Related Items by: (i) requiring a cash payment paid by the Optionee; (ii) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or any Affiliate thereof in accordance with applicable law; (iii) withholding from the number of Shares or other amount payable to the Optionee upon exercise of the Option; and/or (iv) arranging a mandatory “sell to cover” on Optionee’s behalf (without further authorization). In no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. In case of Share withholding or a sell to cover, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares issuable upon exercise. Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding from the amount payable to the Optionee upon exercise of the Option, for tax purposes, the Optionee is deemed to have been issued the full number of Shares deliverable (or other amount payable) upon such exercise of the Option, notwithstanding that a portion of such number of Shares (or such amount) was held back solely for the purpose of paying the Tax-Related Items. Finally, the Optionee agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or other payment in respect of the exercise of the Option if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items. 5.5 Issuance of Shares. Provided that the Exercise Agreement and payment of the Exercise Price and any applicable Tax-Related Items are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares issuable upon a valid exercise of this Option registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, as applicable, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto. 6. SECTION 409A. This Agreement and payments hereunder are intended and shall be interpreted to be exempt from the requirements of Section 409A of the Code pursuant to Section 1.409A-1(b)(5)(i) of the Treasury regulations promulgated under Section 409A of the Code. 7. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan and this Agreement are intended to comply with Section 25102(o) and Rule 701. Any provision of this Agreement that is inconsistent with Section 25102(o) or Rule 701 shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 25102(o) and/or Rule 701. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of foreign, U.S. federal and state securities laws and with all applicable requirements

8 of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to permit the exercise of this Stock Option and/or deliver any Shares prior to the completion of any registration or qualification of the Shares under any local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state or foreign securities commission or stock exchange, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares subject to this Option. Further, the Optionee agrees that the Company shall have unilateral authority to amend this Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of the Shares subject to this Option. 8. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and by instrument to a testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). This Option may be exercised during the lifetime of Optionee only by Optionee or in the event of Optionee’s incapacity, by Optionee’s legal representative. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee. 9. RESTRICTIONS ON TRANSFER. 9.1 Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of any of the Shares (other than as permitted by this Agreement) unless and until: (a) Optionee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; (b) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Shares; (c) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable state or foreign securities laws or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable state or foreign securities laws have been taken; and

9 (d) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities laws, including foreign securities laws, or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities laws , including foreign securities laws, for the grant of the Option, the issuance of Shares thereunder or any other issuance of securities under the Plan. 9.2 Restriction on Transfer. Optionee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company’s Right of First Refusal described below, except as permitted by this Agreement. 9.3 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (i) the Company’s Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 10 below, to the same extent such Shares would be so subject if retained by Optionee. 10. MARKET STANDOFF AGREEMENT. 10.1 Optionee hereby agrees that he or she will not, and will not cause or direct any third party to, without the prior written consent of the managing underwriters, during the period commencing on the date of the initial public filing of a registration statement relating to an initial public offering of any series of common stock of the Company (the “IPO”) and ending on the date that is one hundred eighty (180) days from the date of the final prospectus relating to the IPO, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for, or that represent the right to receive, shares of common stock of the Company (collectively, “Other Securities”), (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of common stock of the Company or Other Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock of the Company or Other Securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions restricted by clause (i) or (ii). 10.2 Optionee hereby agrees and consents to the entry of stop transfer instructions against the transfer of his or her shares of common stock of the Company or Other Securities until the end of such period. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Optionee further agrees to execute such

10 agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 10 or that are necessary to give further effect thereto. 11. COMPANY’S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee of such Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law, including any foreign laws), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section 11 (the “Right of First Refusal”). 11.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Agreement. 11.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below. 11.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section 11 will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Committee. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Committee, will conclusively be deemed to be the cash equivalent value of such non-cash consideration. 11.4 Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice. 11.5 Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 11, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that

11 (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, including foreign securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section 11 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such ninety (90) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred. 11.6 Exempt Transfers. Notwithstanding anything to the contrary in this Section 11, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during Optionee’s lifetime by gift or on Optionee’s death by will or intestacy to any member(s) of Optionee’s Immediate Family (as defined below) or to a trust for the benefit of Optionee and/or member(s) of Optionee’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section 11 will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger, statutory consolidation of the Company with or into another corporation or corporations or a conversion of the Company into another form of legal entity (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation or the resulting entity of such conversion shall succeed to the rights of the Company under this Section 11 unless the agreement of merger or consolidation or conversion expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean Optionee’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of Optionee or Optionee’s spouse, or the spouse of any of the above or Spousal Equivalent, as defined herein. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not Optionee and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely. 11.7 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares: (i) on the effective date of the first sale of securities of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of securities of the Company pursuant to a business combination or an employee incentive or benefit plan); (ii) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act; or (iii) on any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or

12 comparable equity security) of entity resulting from such conversion is registered under the Exchange Act. 11.8 Encumbrances on Shares. Optionee may grant a lien or security interest in, or pledge, hypothecate or encumber Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not adversely affect or impair the Right of First Refusal or the rights of the Company and/or its assignee(s) with respect thereto and will not apply to such Shares after they are acquired by the Company and/or its assignees under this Section 11; and (ii) the provisions of this Agreement will continue to apply to such Shares in the hands of such party and any transferee of such party. 11.9 Effect of Stockholders’ Agreement. If Optionee is, or at any time hereafter becomes, a party to or otherwise bound by (i) the Amended and Restated Stockholders’ Agreement, dated as of October 30, 2019, among the Company and certain stockholders and other investors in the Company, as such may be amended and/or restated from time to time and/or (ii) any other agreement that is a successor to or replacement of such agreement (collectively, the “Stockholders’ Agreement”), then, in the event of any conflict or inconsistency between the provisions of this Section 11 and any provisions in the Stockholders’ Agreement granting the Company and/or other security holders of the Company rights of first refusal and/or co-sale rights with respect to any or all of the Shares, Optionee agrees with the Company that the terms and conditions of the Stockholders’ Agreement shall apply, govern, supersede and prevail over (and in lieu of) the provisions of this Section 11 so long as the Stockholders’ Agreement is in effect and Optionee is a party to or bound thereby. If the Stockholders’ Agreement is no longer in effect or if Optionee is not a party to or bound thereby, then the provisions of this Section 11 shall apply in full force and effect until termination of the Right of First Refusal. 12. RIGHTS AS A STOCKHOLDER. Optionee shall not have any of the rights of a stockholder with respect to any Shares unless and until such Shares are issued to Optionee. Subject to the terms and conditions of this Agreement, Optionee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Optionee pursuant to, and in accordance with, the terms of the Exercise Agreement until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, Optionee will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation. 13. ESCROW. As security for Optionee’s faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Optionee and the Company agree that Escrow Holder will not

13 be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement and will not be liable for any act or omission taken by Escrow Holder in good faith reliance on such documents, the advice of counsel or a court order. The Shares will be released from escrow upon termination of the Right of First Refusal. 14. STOCKHOLDERS’ AGREEMENT. As a material inducement and consideration for the Company to enter into this Agreement, Optionee hereby agrees that if, the Company requests Optionee to enter into and become a party to the Stockholders’ Agreement (and, among other things, (i) to subject the Shares to the rights of first refusal held by the Company and other Company investors thereunder and the co-sale rights of other investors thereunder and (ii) pursuant to which Optionee would agree to vote all shares of Company stock held by Optionee for the election of directors and in favor of certain material transactions (such as mergers or sales of the Company), then Optionee will enter into such agreement and execute and deliver a signature page thereto (as requested by the Company) in such capacity as the Company requests, at the time of exercising this Option and as a condition to such exercise or at any later time. 15. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS. 15.1 Legends. Optionee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by foreign, U.S. state or U.S. federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Optionee and the Company, or any agreement between Optionee and any third party (and any other legend(s) that the Company may become obligated to place on the stock certificate(s) evidencing the Shares under the terms of any agreement to which the Company is or may become bound or obligated): (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES OR OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

14 (b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF FIRST REFUSAL, ARE BINDING ON TRANSFEREES OF THESE SHARES. (c) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO UP TO 180 DAYS (AND POSSIBLY LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES. i. Optionee agrees that if Optionee becomes a party to the Stockholders’ Agreement, then Optionee agrees that the stock certificate(s) evidencing the Shares shall, in addition, bear any legends required under the Stockholders’ Agreement. 15.2 Stop-Transfer Instructions. Optionee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop- transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. 15.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred. 16. GENERAL PROVISIONS 16.1 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee. 16.2 Entire Agreement. The Plan, the Grant Notice and the Exercise Agreement are each incorporated herein by reference. This Agreement, the Grant Notice, the Plan and the Exercise Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to such subject matter.

15 16.3 Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement, the Grant Notice or the Exercise Agreement and the provisions of the Plan, the provisions of the Plan shall govern. 17. NOTICES Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Optionee at the last known address on the books of the Company, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: General Counsel.” 18. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement including its rights to purchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns. 19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws. 20. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. 21. TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement. 22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

16 23. MISCELLANEOUS 23.1 Tax Advice. Optionee has obtained any necessary advice from appropriate independent professional tax, legal, and financial advisers in relation to the taxation and social contributions or taxation, financial or legal implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option pursuant to the Plan and on any subsequent sale of the Shares. In accepting this Option, Optionee is confirming that appropriate advice has been sought from an independent adviser. The Company has not made any representation regarding applicable taxation implications. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares. 23.2 Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that, depending on his or her country, Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by applicable laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Optionee is advised to speak to his or her personal advisor on this matter. 23.3 Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on this Option and on the Shares acquired upon the exercise of this Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 23.4 Repatriation; Compliance with Law. The Optionee agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in the Optionee’s country of employment (and country of residence, if different). In addition, the Optionee agrees to take any and all actions, and consents to any and all actions taken by the Company and any of its Affiliates, as may be required to allow the Company and any of its Affiliates to comply with local laws, rules and/or regulations in the Optionee’s country of employment (and country of residence, if different). Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal obligations under local laws, rules and/or regulations in his or her country of employment (and country of residence, if different). 23.5 Foreign Asset and Account Reporting. Optionee’s country of residence and/or work may have certain exchange control and/or foreign asset/account reporting requirements which may affect Optionee’s ability to acquire or hold shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds resulting from the sale of Shares) in a brokerage or bank account outside of Optionee's country. Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in Optionee's country. Optionee acknowledges that it is his or her responsibility to

17 comply with any applicable regulations, and that Optionee should speak to his or her personal advisor on this matter. 23.6 Acknowledgements. In accepting this Option, Optionee acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company; (d) the Option grant and Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any of its Affiliates; (e) Optionee is voluntarily participating in the Plan; (f) the Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation; (g) the Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; (i) if the underlying Shares do not increase in value, the Option will have no value; (j) if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price; (k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Termination of Optionee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is rendering services or the terms of Optionee’s employment agreement, if any), and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any such claim against the Company or any of its Affiliates,

18 waives his or her ability, if any, to bring any such claim, and releases the Company and its Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim; (l) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and (m) neither the Company nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise. To the extent the Company determines that a currency exchange or conversion is necessary in connection with the exercise of the Option or any other matter, such exchange shall be calculated and determined by the Company in its sole discretion, and the Company’s determination shall be final and binding. 2. 24. SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations. 25. AMENDMENT; WAIVER. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto. The waiver by the Company with respect to Optionee’s compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Optionee of such provision of this Agreement. 26. ADDENDUM. Notwithstanding the provisions in this Agreement, if the Optionee resides and/or works outside the United States, as determined by the Company, the Option shall be subject to the special terms and conditions set forth in the addendum to this Agreement in Annex A (the “Addendum”). Moreover, if the Optionee relocates to one of the jurisdictions included in the Addendum, the special terms and conditions for such jurisdiction will apply to the Option to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes a part of this Agreement.

19 * * * * * Attachments: Annex A: Addendum to Stock Option Agreement

20 ANNEX A ADDENDUM TO STOCK OPTION AGREEMENT UNDER WEWORK INC. 2015 EQUITY INCENTIVE PLAN FOR OPTIONEES OUTSIDE THE U.S. Capitalized terms used but not defined herein shall have the meanings ascribed to them in WeWork Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and/or the Stock Option Agreement to which this Addendum is attached (the “Option Agreement”). Terms and Conditions This Addendum includes special terms and conditions that govern the Option granted to the Optionee under the Plan if the Optionee resides and/or works in one of the countries listed below, as determined by the Company. If the Optionee is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Grant Date, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Optionee. Notifications This Addendum also includes information regarding exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is provided solely for the convenience of the Optionee and is based on the securities, exchange control and other laws in effect in the respective countries as of February 10, 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date by the time the Option vests or is exercised or the Optionee sells any Shares. In addition, the information contained in this Addendum is general in nature and may not apply to the Optionee’s particular situation, and neither the Company nor its Affiliates are in a position to assure the Optionee of any particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation. Finally, the Optionee understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Optionee in the same manner.

21 COUNTRIES OUTSIDE THE UNITED STATES Personal Data Authorization. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer of personal data as described in the Option Agreement and any other grant materials by and among, as applicable, the Company or any of its Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the relevant and competent persons at the Company and its Affiliates hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number(s), salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the purpose of managing and administering the Plan. Certain Data may also constitute “Sensitive Personal Data” within the meaning of applicable local law. Such data include but are not limited to Data and any changes thereto, and other appropriate personal and financial data about the Optionee. The Optionee further understands that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Affiliates may each further transfer Data to any third parties, such as a stock plan service provider, assisting the Company and its Affiliates (presently or in the future) in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. Where applicable, Data will be transferred outside the European Union with adoption of appropriate safeguards such as a data transfer agreement based on the European Commission’s Model Clauses or Safe Harbor certification. The Optionee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to it, request a list with the names and addresses of any potential recipients of Data or refuse or withdraw the consents herein, in any case without cost, in writing by contacting the Human Resources Department of the Company or the applicable Employer. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her service relationship and status with the Company or the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Option or other awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative. The Optionee also warrants that where the Optionee discloses the personal data of third parties to the Company or its Affiliates in connection with the Plan,

22 the Optionee has obtained the prior consent of such third parties for the Company and its Affiliates to collect, use and disclose their personal data for the abovementioned purposes, in accordance with any applicable laws, regulations and/or guidelines. The Optionee shall indemnify the Company and its Affiliates in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the Optionee’s breach of the warranty provided for in the immediately prior sentence. Language. If Optionee has received the Option Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. Termination of Employment. For purposes of the Option, the Optionee’s employment will be considered terminated as of the earlier of (i) the date the Optionee receives notice of termination from the Company or Employer or (ii) the date the Optionee is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any) and, unless otherwise expressly provided in the Option Agreement or determined by the Company, the Optionee’s right to vest in the Option under the Option Agreement, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any). The Company shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option (including whether the Optionee may still be considered to be providing services while on an approved leave of absence). Exercise of Option. Notwithstanding any provision in the Option Agreement, if the Optionee is employed and/or resides outside of the United States, the Company, in its sole discretion, may provide for the Optionee to receive, upon exercise of the Option, a cash payment in an amount equal to the Fair Market Value of the Shares that correspond to the number of Shares subject to the exercise of the Option, less the aggregate Exercise Price for such Shares, to the extent that delivery of Shares (i) is prohibited under local law, (ii) would require the Optionee, or the Company or any of its Affiliates to obtain the approval of any governmental or regulatory body in the Optionee’s country of employment and/or residency, (iii) would result in adverse tax consequences for the Optionee or the Company or any of its Affiliates or (iv) is administratively burdensome. COUNTRIES IN THE EUROPEAN UNION Personal Data Authorization By participating in the Plan, Optionee acknowledges that the Company, as a data controller, may hold, process and transfer personal data relating to them to other members of the WeWork affiliated group or to any third parties engaged by them for any and all purposes related to the

23 operation and administration of the Plan in accordance with the WeWork Privacy Policy for People Data, particularly, where such processing is necessary for: (a) the performance of this Option Agreement between the Company and Optionee under which Optionee participates in the Plan; (b) the Company or any member of the WeWork affiliated group to comply with its legal obligations; or (c) the purposes of the legitimate interests pursued by the Company or any member of the WeWork affiliated group. Optionee acknowledges that the Company or any member of the WeWork affiliated group may, in accordance with the WeWork Privacy Policy for People Data and applicable law, transfer or store personal information outside the European Economic Area (EEA), and that personal data may also be processed outside the EEA by the Company or any member of the WeWork affiliated group or for one or more of its or their service providers. A copy of the WeWork Privacy Policy for People Data can also be obtained from the People Team. ARGENTINA Optionee must comply with applicable Argentine foreign exchange and tax regulations when exercising this Option or selling any Shares received as a result of exercising this Option. Neither the grant of this Option, nor the issuance of Shares subject to the grant, constitutes a public offering. AUSTRALIA Breach of Law. Notwithstanding anything to the contrary in the Option Agreement or the Plan, the Optionee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Tax Information. The Plan is a program to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in such Act). BELGIUM English Language Consent. The parties acknowledge and agree that it is their express wish that the Option Agreement and the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Translation. A translated copy of the Option Agreement will be provided only upon request by

24 the Optionee. BRAZIL Securities Law Information. Neither the grant of the Option, nor the issuance of Shares subject to the grant, constitutes a public offering. Compliance with Law. By accepting the Option, the Optionee expressly acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Option, the receipt of any dividends with respect to the Shares received following exercise, and the sale of any Shares acquired under the Plan. Commercial Relationship. The Optionee expressly recognizes that the Optionee’s participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between the Optionee and the Company or any of its Affiliates. The Optionee has been granted the Option as a consequence of the commercial relationship between the Company and the Affiliate in Brazil that employs the Optionee (“WeWork Brazil”) and WeWork Brazil is the Optionee’s sole employer. Based on the foregoing, the Optionee expressly recognizes that (a) the Plan and the benefits the Optionee may derive from his or her participation in the Plan do not establish any rights between the Optionee and WeWork Brazil, (b) the Plan and the benefits the Optionee may derive from his or her participation in the Plan are not part of the employment conditions and/or benefits provided by WeWork Brazil, and (c) any modification or amendments of the Plan by the Company, or a termination of the Plan by the Company shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with WeWork Brazil. CANADA Data Privacy. The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company and any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Optionee further authorizes the Company and any Affiliate to record such information and to keep such information in the Optionee’s employee file. English Language Consent - Quebec. The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir expressement souhaité que la convention (le « Option Agreement »), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise. Translation. A translated copy of the Option Agreement will be provided only upon request by the Optionee.

25 CHILE Private Placement. The grant of the Option hereunder, and the issuance of Shares pursuant to any exercise of such Option, is not intended to be a public offering of securities in Chile but instead is intended to be a private placement. ● The starting date of the offer will be the grant date, and this offer conforms to General Ruling no. 336 of the Chilean Commission for the Financial Market; ● The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight; ● The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Commission for the Financial Market; and ● The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile. ● La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de Carácter General n° 336 de la Comisión para el Mercado Financiero en Chile; ● La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comisión para el Mercado Financiero en Chile, por lo que tales valores no están sujetos a la fiscalización de ésta; ● Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y ● Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente. CHINA Exchange Control Restrictions. The Optionee understands and agrees that the Option is conditional upon the Company’s registration of the Plan with the competent foreign exchange authority and satisfaction of all other applicable requirements under applicable laws and regulations in China (including without limitation foreign exchange regulations), and the Optionee further agrees to comply with any other requirements that may be imposed by, and to any actions taken by, the Company and/or any of its Affiliates in the future in order to facilitate the registration of the Plan with the foreign exchange authority or to comply with such other applicable laws and regulations in China. To that end, notwithstanding anything to the contrary in the Plan, the Option Agreement or the Addendum (including without limitation Section 25 of the Option Agreement), the Optionee acknowledges and agrees that the Company may unilaterally amend, modify, or terminate the Option and/or the Option Agreement at any time and for any reason or no reason. In addition, and notwithstanding anything to the contrary in the Notice, the Option Agreement, or the Addendum, the exercise of the Option shall be settled in cash with equivalent value to the Shares subject to such exercise. With respect to any Optionee who is a citizen or resident of the People’s Republic of China, the Option and the obligation to settle the exercise of the Option are the obligation of the local Affiliate that directly employs the Optionee, and the exercise of the Option shall be settled by such Affiliate in local currency.

26 COLOMBIA Securities Law Information. The Shares underlying the Option are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the Shares may not be offered to the public in Colombia. Nothing in the Option Agreement should be construed as making a public offer of securities in Colombia. Labor Law Acknowledgment. The Optionee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Optionee’s “salary” for any legal purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor- related amount which may be payable. COSTA RICA Securities Law Information. The grant of the Option is intended to be a private offering in Costa Rica; therefore, it is not subject to registration. CZECH REPUBLIC No country-specific provisions. FRANCE Award Not French-Qualified. The Option is not granted under the French specific regime provided by Articles L.225-177-1 and seq. of the French Commercial Code, as amended. English Language Consent. The parties acknowledge and agree that it is their express wish that the Option Agreement and the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir expressement souhaité que la convention (le « Option Agreement »), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise. Translation. A translated copy of the Option Agreement will be provided only upon request by the Optionee. GERMANY No country-specific provisions.

27 HONG KONG Sale of Shares. If, for any reason, Shares are issued to the Optionee within six (6) months after the grant date, the Optionee agrees that he or she will not sell or otherwise dispose of any such Shares prior to the six (6) month anniversary of the grant date. IMPORTANT NOTICE/WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of the documents, the Optionee should obtain independent professional advice. The Option and Shares issued upon exercise of the award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Option Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option and the underlying Shares are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. Wages. The Option and the underlying Shares do not form part of the Optionee’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law. INDIA Repatriation Requirements. The Optionee expressly agrees to repatriate all sale proceeds and dividends attributable to Shares acquired under the Plan in accordance with local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable laws, rules or regulations. INDONESIA English Language Consent. The parties acknowledge and agree that it is their express wish that the Option Agreement and the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Translation. A translated copy of the Option Agreement will be provided only upon request by the Optionee. IRELAND No country-specific provisions. ISRAEL The following provisions apply to the Optionee if the Optionee is a resident of the state of Israel upon the Grant Date of the Award (as defined in the Israel Sub-Plan), or if the Optionee is

28 deemed to be a resident of the state of Israel for tax purposes upon the Grant Date and employed or engaged by the Company’s Israeli subsidiary: 3. Acceptance of Award. In addition to the provisions of the Grant Notice, if the Optionee has not actively accepted the Option within 3 months of the Grant Date, the provisions below shall not apply and the Option will be subject to the non-trustee route pursuant to Section 102 of the Israeli Tax Ordinance [New Version] 1961. 4. Israel Sub-Plan. This grant is also subject to the Sub-Plan for Israeli Participants (the “Israel Sub-Plan”). The terms used herein shall have the meaning ascribed to them in the Plan and the Israel Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Option Agreement and the Israel Sub-Plan, the provisions set out in the Israel Sub-Plan shall prevail. 5. Designation. The grant of the Option is intended to be subject to the trustee capital gain route of Section 102 of the Israeli Tax Ordinance [New Version] 1961 (“Section 102” and “Capital Gains Route”), subject to compliance with the requirements under Section 102 and any rules or regulations thereunder, including the execution of this Option Agreement and in specific the acknowledgment included in Section 9 below. Should any provision in the Option Agreement disqualify the Option granted hereunder or the underlying Shares from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall be considered invalid either permanently or until the Israel Tax Authority (“ITA”) provides approval of compliance with Section 102. However, in the event the Option does not meet the requirements of Section 102, such Option and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route. The Company makes no representations or guarantees that the Option will qualify for favourable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102. 6. The Trustee. The Option and the Shares issued upon exercise and/or any additional rights, including without limitation any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Option (the “Additional Rights”) shall be issued to or controlled by the Trustee for the Optionee’s benefit under the provisions of the Capital Gains Route for at least the period stated in Section 102 or any other period of time determined by the ITA. In accordance with the requirements of Section 102 and the Capital Gains Route, the Optionee shall not sell nor transfer from the Trustee the Shares or Additional Rights until the end of the period required under Section 102 or any shorter period determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by the Optionee. 7. Taxes. Any and all taxes due in relation to the Option and Shares issued upon exercise, shall be borne solely by the Optionee and in the event of death, by the Optionee’s heirs. The Company and/or any of its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, the rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or any of its Affiliates and/or the Trustee and hold them harmless against and from any and all

29 liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. The Company and/or any of its Affiliates and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Optionee, or from proceeds of the sale of any Shares, an amount equal to any taxes required by law to be withheld with respect to such Shares. The Optionee will pay to the Company, any of its Affiliates or the Trustee any amount of taxes that the Company and/or any subsidiary or the Trustee may be required to withhold with respect to any Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if the Optionee fails to comply with the Optionee’s obligations in connection with the taxes as described in this section. Any fees associated with any vesting, exercise, sale, transfer or any act in relation to the Option and the Shares issued upon exercise, shall be borne by the Optionee. The Trustee and/or the Company and/or any of its Affiliates shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Company or any of its Affiliates or the Trustee. 8. Securities Law Notice. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan and the grant of this Option. If such exemption is obtained, copies of the Plan and the Form S-8 or S-1 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from your local HR contact. 9. No Transferability. Notwithstanding anything mentioned in the Plan or this Option Agreement and in addition thereto, as long as the Option or Shares issued pursuant thereto are held or controlled by the Trustee on behalf of the Optionee, all rights of the Optionee over the Option or Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution. 10. Privacy Protection. The Optionee hereby authorizes the Company to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Optionee’s Option, Shares, income tax rates, salary bank account, contact details and identification number. 11. Optionee Acknowledgement. In addition, by signing the Grant Notice, the Optionee hereby declares as follows: (i) the Optionee acknowledges that the Optionee is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, the specific tax route may not apply; (ii) the Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, and agrees to be bound by its terms; (iii) the Optionee acknowledges that releasing the Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (iv) the Optionee authorizes the Company to provide the plan administrator and the Trustee with any information required

30 for the purpose of administering the Plan including executing its obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Optionee’s Option, Shares, income tax rates, salary bank account, contact details and identification number and acknowledge that the information might be shared with an administrator who is located outside of Israel, where the level of protection of personal data is different than in Israel. ITALY No country-specific provisions. JAPAN No country-specific provisions. KOREA Data Privacy. By accepting the Option, the Optionee agrees to the processing of the Optionee’s unique identifying information (resident registration number) as described in the paragraph titled Personal Data Authorization above. MALAYSIA No country-specific provisions. MEXICO Securities Law Information. Neither the grant of the Option, nor the issuance of Shares subject to the grant, constitutes a public offering. Commercial Relationship. The Optionee expressly recognizes that the Optionee’s participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between the Optionee and the Company or any of its Affiliates. The Optionee has been granted the Option as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs the Optionee (“WeWork Mexico”) and WeWork Mexico is the Optionee’s sole employer. Based on the foregoing, the Optionee expressly recognizes that (a) the Plan and the benefits the Optionee may derive from his or her participation in the Plan do not establish any rights between the Optionee and WeWork Mexico, (b) the Plan and the benefits the Optionee may derive from his or her participation in the Plan are not part of the employment conditions and/or benefits provided by WeWork Mexico, and (c) any modification or amendments of the Plan by the Company, or a termination of the Plan by the Company shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with WeWork Mexico. Extraordinary Item of Compensation. The Optionee expressly recognizes and acknowledges that the Optionee’s participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Optionee’s free and voluntary decision to participate in the Plan

31 in accordance with the terms and conditions of the Plan and the Option Agreement. As such, the Optionee acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Optionee’s participation in the Plan at any time and without liability. The value of the Option is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. The Option is not part of the Optionee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of WeWork Mexico. NETHERLANDS Waiver of Termination Rights. The Optionee hereby waives any and all rights to compensation or damages as a result of the Optionee’s termination of employment with the Company and its Affiliates for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) the Optionee’s ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination. NORWAY No country-specific provisions. PERU Labor Law. By accepting the Option, the Optionee acknowledges, understands and agrees that the Option is being granted ex gratia to the Optionee with the purpose of rewarding him or her. Securities Law Information. The grant of the Option is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Optionee should refer to the Plan, the Option Agreement and any other grant documents made available to the Optionee by the Company. PHILIPPINES No country-specific provisions. POLAND No country-specific provisions. RUSSIA

32 U.S. Transaction. The Optionee understands that acceptance of the grant of the Option results in a contract between the Optionee and the Company completed in the United States and that the Option Agreement is governed by the laws of the State of Delaware, U.S.A., without regard to choice of law principles thereof. Upon exercise of the Option, any Shares to be issued to the Optionee shall be delivered through a bank or brokerage account in the United States. In no event will Shares be delivered to the Optionee in Russia; instead, all Shares acquired upon exercise of the Option will be maintained on the Optionee’s behalf in the United States. The Optionee is not permitted to sell Shares acquired pursuant to the Plan directly to a Russian legal entity or resident. Exchange Control Requirements. The Optionee expressly agrees to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable laws. SINGAPORE Securities Law Information. The grant of the Option under the Plan is being made pursuant to the exemption under section 273(1)(i) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. The Optionee will not be able to make any subsequent sale of the underlying Shares in Singapore within six (6) months from the date of grant unless an exemption under the SFA applies. SOUTH AFRICA No country-specific provisions. SPAIN Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. In accepting the Option, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Optionee understands that the Company has unilaterally, gratuitously and in its sole discretion granted the Option under the Plan to individuals who may be employees of the Company and its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, the Optionee understands that the Option is granted on the assumption and condition that the Option and the Shares acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referenced above; thus, the Optionee acknowledges and freely accepts that should any or all of the

33 assumptions be mistaken or should any of the conditions not be met for any reason, the grant of the Option shall be null and void. The Optionee understands and agrees that, as a condition of the grant of the Option, the Optionee’s termination of employment for any reason (including the reasons listed below) will automatically result in the loss of the Option to the extent the Option has not vested as of date that the Optionee ceases active employment. In particular, the Optionee understands and agrees that unless otherwise provided in the Option Agreement, any portion of the Option that is unvested as of the date the Optionee ceases active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. The Optionee acknowledges that he or she has read and specifically accepts the conditions referred to in the Option Agreement regarding the impact of a termination of employment on the Option. Securities Law Information. The Option and the Shares described in the Option Agreement do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Option Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus. SWEDEN No country-specific provisions. TAIWAN No country-specific provisions THAILAND No country-specific provisions UNITED ARAB EMIRATES Securities Law Information. The Plan is an employee equity incentive plan and is only being offered to select employees in the United Arab Emirates. The Plan and the Option Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Option Agreement nor taken steps to verify the information set out therein, and have no

34 responsibility for such documents. The Optionee should conduct his or her own due diligence on the securities offered under the Plan. If the Optionee does not understand the contents of the Option Agreement or the Plan, the Optionee should consult an authorized financial adviser. UNITED KINGDOM Tax Obligations. The following provision is intended to supplement the provisions of this Addendum: In the event Her Majesty’s Revenue and Customs (“HMRC”) considers that the Shares constitute “readily convertible assets” for UK tax purposes, Optionee agrees that if the Employer or the Company does not withhold or otherwise collect the full amount of any income tax liability arising in connection with Optionee’s participation in the Plan from him or her within ninety (90) days after the end of the tax year in which the event giving rise to such income tax liability arose, or such other period specified in Section 222(1)(c) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Optionee to the Employer, effective on the Due Date. Optionee agrees that the loan will bear interest at the then-current official rate of HMRC, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the “Tax Withholding” paragraph above. Notwithstanding the foregoing, if Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Optionee will not be eligible for such a loan to cover the income tax due. In the event that Optionee is such a director or executive officer and the income tax is not collected from or paid by Optionee by the Due Date, the amount of any uncollected income tax may constitute a benefit to Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the amount of any employee NICs due on this additional benefit which may be recovered from Optionee by the Company or the Employer at any time thereafter by any of the means referred to in the “Tax Withholding” paragraph above. If Optionee fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares subject to the Option. Section 431 Election. If so required by the Company in circumstances where the Shares to be acquired by Optionee are considered to be “restricted securities” for the purposes of Part 7, Chapter 2, of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), Optionee is required to enter into an election jointly with Employer, pursuant to Section 431 ITEPA, electing that the market value of the Shares at the time of exercise of the Option be calculated as if such shares were not “restricted securities.” Without such election, any gains made on disposal of the Shares may be subject to a partial income tax charge. URUGUAY

35 No country-specific provisions. VIETNAM No country-specific provisions.